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                                                                     EXHIBIT 4.1

                          FIRST SUPPLEMENTAL INDENTURE



                                    Between



                        CB RICHARD ELLIS SERVICES, INC.


                                      and


                          STATE STREET BANK AND TRUST
                  COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION,
                                   as Trustee



                           Dated as of May 26, 1998



                           Supplemental to Indenture
                            Dated as of May 26, 1998
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                          FIRST SUPPLEMENTAL INDENTURE



     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 26, 1998, between CB RICHARD ELLIS SERVICES, INC., a Delaware corporation (the "Corporation") and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, a National Association (the "Trustee"),

                                  WITNESSETH:

     WHEREAS, the Corporation and the Trustee have entered into that certain Indenture dated as of May 26, 1998 (the "Original Indenture," and such Original Indenture provides that the Corporation and the Trustee may, at any time and from time to time, under circumstances set forth in Article Ten thereof, enter into one or more supplemental indentures without the consent of the Holders of the outstanding Securities (as such terms are defined in the Original Indenture) for the purpose of supplementing the provisions of the Original Indenture;

     WHEREAS, the Corporation has duly authorized the execution and delivery of this First Supplemental Indenture, and all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Corporation, in accordance with its terms;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     That in order to declare additional terms and conditions applicable to Securities which may hereafter be issued, authenticated and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the Holders thereof, the Corporation covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of any Series thereof, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 1.01.  CERTAIN TERMS DEFINED.  The terms defined in this Section
1.01 shall, for all purposes of the Original Indenture and this First Supplemental Indenture, have the meanings herein specified, unless the context clearly otherwise requires:

ACQUIRED INDEBTEDNESS

     The term "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

AFFILIATE

     The term "Affiliate" means with respect to any specified Person; (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock

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or any officer, director or employee of any such specified Person or other
Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin; or (iii) any Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the Purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

ASSET ACQUISITION

     The term "Asset Acquisition" means (i) an Investment by the Corporation or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Corporation or any Restricted Subsidiary or (ii) the acquisition by the Corporation or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

ASSET SALE

     The term "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Corporation or its Subsidiaries; or (iii) any other properties or assets of the Corporation or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (a) that is governed by the provisions relating to consolidation, merger, sale of assets, etc. contained in Section 2.12; provided, however, that any transaction consummated in compliance with the provisions of
Section 2.12 involving a transfer of less than all of the properties or assets of the Corporation shall be deemed to be an Asset Sale with respect to the properties or assets of the Corporation that are not transferred in such transaction, (b) that is by the Corporation to any Restricted Subsidiary, or by any Subsidiary to the Corporation or any Restricted Subsidiary in accordance with the terms of this First Supplemental Indenture, (c) that is of obsolete equipment in the ordinary course of business or (d) the Fair Market Value of any such Asset Sale not otherwise described in clause (a) through (c) above which in the aggregate does not exceed $10.0 million.

ASSET SALE OFFER

     The term "Asset Sale Offer" shall have the meaning ascribed to such term in
Section 2.07 of this First Supplement Indenture.

AVERAGE LIFE TO STATED MATURITY

     The term "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

BANK CREDIT FACILITY

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     The term "Bank Credit Facility" means any senior bank credit facility including the Revolving Credit Facility and any other facility provided by an institution in the business of providing commercial credit, which facilities collectively have an aggregate principal amount at any one time outstanding not to exceed $500.0 million, less any permanent reductions made pursuant to the provision described in the second paragraph of Section 2.07 of this First Supplemental Indenture.

CAPITAL STOCK

     The term "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether or not outstanding or issued after the date of this First Supplemental Indenture.

CAPITALIZED LEASE OBLIGATION

     The term "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this First Supplemental Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

CASH EQUIVALENTS

     The term "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptance with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Corporation organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
(ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.

CHANGE OF CONTROL

     The term "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Corporation ):
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock of the Corporation; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Corporation (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Corporation was approved by a vote of 50% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iii) the Corporation consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise

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disposes of all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Corporation is not changed or exchanged at all (except to the extent necessary solely to reflect a change in the jurisdiction of incorporation of the Corporation) or where (A) the outstanding Voting Stock of the Corporation is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Corporation as a Restricted Payment as provided in Section 2.03 (and such amount shall be treated as a Restricted Payment subject to the provisions in this First Supplemental Indenture contained in Section 2.03), (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, 50% or more of the total outstanding Voting Stock of the surviving corporation and (C) the holders of the Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; or (iv) any order, judgment or decree shall be entered against the Corporation decreeing the dissolution or split up of the Corporation and such order shall remain undischarged or unstayed for a period in excess of sixty days.

CHANGE OF CONTROL OFFER

     The term "Change of Control Offer" shall have the meaning ascribed to such term in Section 3.03 of this First Supplemental Indenture.

CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES

     The term "Consolidated Cash Flow Available for Fixed Charges" means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income, Consolidated Interest Expense, and
(d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.

CONSOLIDATED FIXED CHARGE COVERAGE RATIO

     The term "Consolidated Fixed Charge Coverage Ratio" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Corporation for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which consolidated financial information of the Corporation is available (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Corporation for such Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Corporation or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, except that with respect to the calculation of Consolidated Interest Expense in the determination of Consolidated Fixed Charges, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness based upon the number of days that such Facility was in existence during the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the

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Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed
Charges of the Corporation directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Corporation or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Corporation or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the above definition will give effect to the incurrence of such guaranteed Indebtedness as if the Corporation or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

CONSOLIDATED FIXED CHARGES

     The term "Consolidated Fixed Charges" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense; and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock and Preferred Stock of the Corporation.

CONSOLIDATED INCOME TAX EXPENSE

     The term "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes payable by the Corporation and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

CONSOLIDATED INTEREST EXPENSE

     The term "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Corporation and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount attributable to such period, (ii) the net cost under or otherwise associated with Interest Rate Agreements or Currency Agreements including any amortization of discounts, (ii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all capitalized interest and all accrued interest, and (b) all but the principal component of Capitalized Lease Obligations, paid, accrued and/or scheduled to be paid or accrued by the Corporation and the Restricted Subsidiaries during such period and as determined on a consolidated basis in accordance with GAAP.

CONSOLIDATED NET INCOME

     The term "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Corporation and the Restricted Subsidiaries for such period on a consolidated basis as determined in

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accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (net of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Corporation and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons, except to the extent that cash dividends or distributions are actually received by the Corporation or a Restricted Subsidiary, (iii) income of the Corporation and the Restricted Subsidiaries derived from or in respect of Investments in Unrestricted Subsidiaries, except to the extent that cash dividends or distributions are actually received by the Corporation or a Restricted Subsidiary, (iv) net income (or loss) of any Person combined with the Corporation or any of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (vi) net gains (or losses), net of taxes, less all fees and expenses relating thereto, in respect of any Asset Sales by the Corporation or a Restricted Subsidiary, (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (viii) any restoration to income of any contingency reserve except to the extent provision for such reserve was made out of income, accrued at any time following the Issue Date, (ix) any gain, arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the Corporation and (x) the net non-cash compensation expense incurred in connection with the issuance or exercise of any employee stock options the issuance of which was approved by the Board of Directors.

CONSOLIDATED NON-CASH CHARGES

     The term "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Corporation and the Restricted Subsidiaries reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period), determined on a consolidated basis in accordance with GAAP.

CONSOLIDATED TANGIBLE ASSETS

     The term "Consolidated Tangible Assets" means, at any date, the total assets, less goodwill and other intangibles, of the Corporation and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the most recent date for which a consolidated balance sheet of the Corporation is available.

CURRENCY AGREEMENT

     The term "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Corporation or its Restricted Subsidiaries against fluctuations in currency values.

DEFAULT

     The term "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

DESIGNATED SENIOR INDEBTEDNESS

     The term "Designated Senior Indebtedness" means (a) all Senior Indebtedness outstanding from time to time under the Revolving Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, is specifically designated in the instrument governing such Senior Indebtedness as

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"Designated Senior Indebtedness" by the Corporation and which, at the time of determination, has an outstanding principal amount at least equal to $10.0 million.

DESIGNATION

     The term "Designation" shall have the meaning ascribed to such term in
Section 2.10 of this First Supplemental Indenture.

DESIGNATION AMOUNT

     The term "Designation Amount" shall have the meaning ascribed to such term in Section 2.10 of this First Supplemental Indenture.

ELIGIBLE SECURITIES

     The term "Eligible Securities" means Capital Stock of any Person (or an Affiliate of such Person) acquiring stock or assets from the Corporation or any of its Restricted Subsidiaries which Capital Stock is listed on the New York Stock Exchange, the American Stock Exchange or quoted on the National Association of Securities Dealers, Inc.'s Automated Quotation System (National Market) or any successor exchange or quotation system thereof.

EVENT OF DEFAULT

     The term "Event of Default" shall have the meaning ascribed to such term in Article One of the Original Indenture and with respect to the Notes shall include the events set forth in Section 5.01 of this First Supplemental Indenture."

EXCHANGE ACT

     The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

EXEMPTED AFFILIATE TRANSACTION

     The term "Exempted Affiliate Transaction" means any transaction solely between the Corporation and any of its Wholly-Owned Restricted Subsidiaries or solely among Wholly-Owned Restricted Subsidiaries.

FAIR MARKET VALUE

     The term "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Corporation acting in good faith evidenced by a board resolution thereof delivered to the Trustee.

FIRST SUPPLEMENTAL INDENTURE

     The term "First Supplemental Indenture" shall mean this First Supplemental Indenture dated as of May 26, 1998, between the Corporation and the Trustee, as such supplemental indenture is originally executed, or as it may from time to time be supplemented, modified or amended, as provided herein and in the Original Indenture.

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FOUR QUARTER PERIOD

     The term "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

GAAP

     The term "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for applicable periods.

GUARANTEE

     The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

INCUR

     The term "incur" has the meaning set forth in Section 2.02 of this First Supplemental Indenture, and the terms "incurrence," "incurred," and "incurring" shall have the meanings correlative to the foregoing.

INDEBTEDNESS

     The term "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred or arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all guarantees of Indebtedness by such Person, (vii) except for purposes of the covenant contained in Section 2.03, all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (viii) all obligations under Interest Rate Agreements or Currency Agreements or Commodity Price Protection Agreements of such Person (net of any payments owed to such Person thereunder to the extent such Person's obligations thereunder are subject to offset by the amount of payments owed to such

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Person thereunder), and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this First Supplemental Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

INDENTURE

     The term "Indenture" shall mean the Original Indenture, as supplemented by the First Supplemental Indenture, each being between the Corporation and the Trustee, and as it may from time to time hereafter be further supplemented, modified or amended, as provided in the Indenture, and shall include the form and terms of particular Series of Securities established as contemplated by
Section 2.01 and 2.02 of the Original Indenture.

INDEPENDENT FINANCIAL ADVISOR

     The term "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Corporation and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

INTEREST RATE AGREEMENTS

     The term "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

INVESTMENT

     The term "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) any property or assets received solely in consideration for the issuance of Capital Stock of the Corporation. In addition to the foregoing, any Currency Agreement, Interest Rate Agreement or similar agreement shall constitute an Investment in the net amount required to be set forth on such Person's balance sheet in accordance with GAAP. Upon the sale of any portion of the Capital Stock of any Restricted Subsidiary by the Corporation or any other Restricted Subsidiary, the Corporation or such other Restricted Subsidiary shall be deemed to have made an Investment in the amount of its remaining Investment, if any, in such Person.

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

ISSUE DATE

     The term "Issue Date" means the original issue date of the Notes under this First Supplemental Indenture.

LIEN

     The term "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

L.J. MELODY

     The term "L.J. Melody" means L.J. Melody & Company, a Texas corporation.

MATERIAL SUBSIDIARY

     The term "Material Subsidiary" means each Restricted Subsidiary of the Corporation that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

MELODY LOAN ARBITRAGE FACILITY

     The term "Melody Loan Arbitrage Facility" means a credit facility provided to L.J. Melody by any depository bank in which L.J. Melody deposits payments made on mortgage loans for which L.J. Melody is servicer prior to distribution of such payments to or for the benefit of the holders of such loans, so long as
(i) L.J. Melody applies all proceeds of loans made under such credit facility to purchase Cash Equivalents and (ii) all Cash Equivalents purchased by L.J. Melody with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

MELODY MORTGAGE WAREHOUSING FACILITY

     The term "Melody Mortgage Warehousing Facility" means the credit facility provided by Residential Funding Corporation ("RFC") or any substantially similar facility, pursuant to which RFC or another lender makes loans to L.J. Melody, the proceeds of which loans are applied by L.J. Melody to fund commercial mortgage loans originated and owned by L.J. Melody subject to an unconditional, irrevocable commitment to purchase such mortgage loans by the Federal Home Loan Mortgage Corporation, so long as loans made by RFC or such other lender to L.J. Melody thereunder are secured by a pledge of commercial mortgage loans made by L.J. Melody with the proceeds of such loans and RFC or such other lender has a perfected first priority security interest therein, to secure loans made under such credit facility.

NET CASH PROCEEDS

     The term "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provision for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Corporation or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Corporation or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Corporation or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve), all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of shares of Capital Stock that have been converted into or exchanged for shares of Capital Stock as referred to in Section 2.03 of this First Supplemental Indenture, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

NOTES

     The term "Notes" shall mean the Series of Securities authorized under and being issued pursuant to this First Supplemental Indenture.

ORIGINAL INDENTURE

     The term "Original Indenture" shall mean that certain Indenture dated as of May 26, 1998, between the Corporation and the Trustee, as such indenture was originally executed.

PARI PASSU INDEBTEDNESS

     The term "Pari Passu Indebtedness" means any Indebtedness of the Corporation which ranks pari passu in right of payment of the Notes.

PERMITTED INDEBTEDNESS

     The term "Permitted Indebtedness" shall have the meaning ascribed to such term in Section 2.02 of this First Supplemental Indenture.

PERMITTED INVESTMENTS

     The term "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and base utility and workers' compensation performance and other similar deposits;
(c) loans and advances to vendors, employees and sales representatives, in each case, made in the ordinary course of business not to exceed $12.5 million in the aggregate at any one time outstanding; (d) Interest Rate Agreements, Currency Agreements, and Commodity Price Protection

Agreements permitted under subsections (f) and (g) of Section 2.02 of this First Supplemental Indenture; (e) Investments represented by accounts receivable created or acquired in the ordinary course of business; (f) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions no less favorable in any respect than that existing on the Issue Date; (g) any Investment to the extent that the consideration therefor is Qualified Capital Stock of the Corporation; (h) bonds, notes, debentures or other securities or other non-cash proceeds received in connection with an Asset Sale permitted under Section 2.07 of this First Supplemental Indenture not to exceed 20% of the total consideration in such Asset Sale; (i) Indebtedness permitted under subsections (d) and (e) of the second paragraph of Section 2.02 of this First Supplemental Indenture; (j) Investments in any of the Notes or any other debt securities of the Corporation not otherwise prohibited by the Indenture; and (k) the initial Investment in any non-U.S. Person that becomes a Restricted Subsidiary, pursuant to which the Corporation or a Wholly-Owned Restricted Subsidiary acquires 90% or more of the voting and economic interests therein.

PERMITTED MELODY INDEBTEDNESS

     The term "Permitted Melody Indebtedness" means Indebtedness of L.J. Melody under the Melody Loan Arbitrage Facility and the Melody Mortgage Warehousing Facility.

PERSON

     The term "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency, authority or political subdivision thereof.

PREFERRED STOCK

     The term "Preferred Stock" means, with respect to any Person, Capital Stock of any class or, classes (however designated) of such Person which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Capital Stock of any other class of such Person.

PUBLIC EQUITY OFFERING

     The term "Public Equity Offering" shall have the meaning ascribed to such term in Section 3.02(b) of this First Supplemental Indenture.

QUALIFIED CAPITAL STOCK

     The term "Qualified Capital Stock" of any person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

RATING AGENCIES

     The term "Rating Agencies" means (i) Standard & Poor's Ratings Group and
(ii) Moody's Investors Service, Inc. or (iii) if Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Corporation, which shall be substituted for Standard & Poor's Ratings Group, Moody's Investors Service,
Inc. or both, as the case may be.

REDEEMABLE CAPITAL STOCK

     The term "Redeemable Capital Stock" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

REFERENCE PERIOD

     The term "Reference Period" has the meaning set forth under the definition of "Consolidated Fixed Charge Coverage Ratio."

RELATED BUSINESS

     The term "Related Business" means real estate services related businesses or a line of business reasonably related to the business conducted by the Corporation or any of its Subsidiaries at such time.

RESTRICTED PAYMENT

     The term "Restricted Payment" shall have the meaning ascribed to such term in Section 2.03 of this First Supplemental Indenture.

RESTRICTED SUBSIDIARY

     The term "Restricted Subsidiary" means any Subsidiary of the Corporation that has not been designated by the Board of Directors, by a board resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the provisions of Section 2.10 of this First Supplement Indenture. Any such Designation may be revoked by a board resolution of the Board of Directors delivered to the Trustee, subject to the provisions of such covenant.

REVOCATION

     The term "Revocation" shall have the meaning ascribed to such term in
Section 2.10 of this First Supplemental Indenture.

REVOLVING CREDIT FACILITY

     The term "Revolving Credit Facility" means that amended and restated credit agreement dated as of May 20, 1998 among the Corporation and Bank of America National Trust and Savings Association, as agent, and the other financial institutions party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements, pledge agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under the provisions of Section 2.02 of this First Supplemental Indenture) or adding Subsidiaries of the corporation as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

SECURITIES ACT

     The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

SENIOR INDEBTEDNESS

     The term "Senior Indebtedness" means, with respect to the Corporation, the principal of, premium, if any, and interest on any Indebtedness of the Corporation whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Corporation. Without limiting the generality of the foregoing, the term "Senior Indebtedness" will also include the principal of, premium, if any, and interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding at the rate provided for in the documentation with respect thereto) on, and all other amounts owing in respect of, all obligations of every nature of the Corporation, from time to time owed to the lenders under the Revolving Credit Facility including, without limitation, principal of and interest on, and reimbursement obligations under letters of credit and all fees, expenses and indemnities payable under the Revolving Credit Facility. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Notes (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Corporation, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Corporation, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Revolving Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness of or amounts owed by the Corporation for compensation to employees or for services rendered to the Corporation, (vii) any liability for federal, state, local or other taxes owed or owing by the Corporation, (viii) Indebtedness of the Corporation to a Subsidiary of the Corporation, and (ix) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture.

STATED MATURITY

     The term "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

SUBORDINATED INDEBTEDNESS

     The term "Subordinated Indebtedness" means, with respect to the Corporation, Indebtedness of the Corporation which is expressly subordinated in right of payment to the Notes.

SUBORDINATED OBLIGATIONS

     The term "Subordinated Obligations" means Indebtedness represented by, and all obligations in respect of, the Notes and the payment of principal of, premium, if any, interest on, and all other amounts owing in respect of, the Notes.

SUBSIDIARY

     The term "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the shares of Voting Stock are at the time, directly or indirectly, owned by such first named Person.

SURVIVING PERSON

     The term "Surviving Person" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

TRANSACTION DATE

     The term "Transaction Date" shall have the meaning ascribed to such term in the definition of "Consolidated Fixed Charge Coverage Ratio."

UNRESTRICTED SUBSIDIARY

     The term "Unrestricted Subsidiary" means each Subsidiary of the Corporation designated as such pursuant to and in compliance with the provisions of Section
2.10 of this First Supplemental indenture and each Subsidiary of each such Subsidiary of the Corporation. Any such designation may be revoked by a board resolution of the Corporation delivered to the Trustee, subject to the provisions of such Section 2.10.

UNUTILIZED NET CASH PROCEEDS

     The term "Unutilized Net Cash Proceeds" shall have the meaning ascribed to such term in Section 2.07 of this First Supplemental Indenture.

VOTING STOCK

     The term "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

WHOLLY-OWNED RESTRICTED SUBSIDIARY

     The term "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Corporation and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Restricted Subsidiary.

     SECTION 1.02. OTHER DEFINITIONS. All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Original Indenture, except as when expressly herein otherwise defined.

                                  ARTICLE TWO

                    ADDITIONAL COVENANTS OF THE CORPORATION


     SECTION 2.01. APPLICABILITY. In addition to the covenants set forth in the Original Indenture, the covenants set forth in this Article Two shall apply to the Notes, provided, however, that if no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively (the "Investment Grade Ratings"), and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Corporation and the Restricted Subsidiaries will not be subject to the provisions of the covenants contained in Sections 2.04, 2.07, 2.08, 2.09 and subsection (iii) of the first paragraph of Section 2.12 of this First Supplemental Indenture.

     SECTION 2.02. LIMITATION ON INDEBTEDNESS. The Corporation will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to "incur"), the payment of any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness (as defined in this Section 2.02), provided however, that the Corporation and each Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) if immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Corporation is at least equal to 2:1.

     Notwithstanding the foregoing, the Corporation and the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

     (a) Indebtedness of the Corporation, or any Restricted Subsidiary which guarantees the Corporation's obligations, (without duplication) under any Bank Credit Facility;

     (b) Indebtedness of the Corporation pursuant to the Notes and Indebtedness of any Restricted Subsidiary pursuant to its guarantee of the Notes;

     (c) Indebtedness (other than Indebtedness under any Bank Credit Facility and the Notes) of the Corporation or any Restricted Subsidiary outstanding on the date of this First Supplemental Indenture;

     (d) Indebtedness of the Corporation owing to a Restricted Subsidiary; provided that any Indebtedness for borrowed money of the Corporation owing to a Restricted Subsidiary is made pursuant to an intercompany note or loan or credit agreement and is subordinated in accordance with provisions set forth in the Indenture; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Corporation not permitted by this clause (d);

     (e) Indebtedness of a Restricted Subsidiary owing to and held by the Corporation or a Wholly-Owned Restricted Subsidiary; provided that any such Indebtedness for borrowed money is made pursuant to an intercompany note or loan or credit agreement; provided, further, that
         (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Corporation or a Wholly-Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (e);

     (f) Indebtedness of the Corporation or any Restricted Subsidiary under Interest Rate Agreements covering Indebtedness of the Corporation or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under this covenant) to the extent the notional principal amount of the obligations under such Interest Rate Agreements does not exceed the principal amount of the Indebtedness to which such obligations relate;

     (g) Indebtedness of the Corporation or any Restricted Subsidiary under Currency Agreements relating to (i) Indebtedness of the Corporation or such Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties or to reduce foreign currency fluctuation risk, in each case, incurred in the ordinary course of business of the Corporation and not for purposes of speculation; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Corporation outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (h) Reimbursement obligations under letters of credit and letters of credit, in each case, to support (i) workers compensation obligations and (ii) performance bonds, surety bonds, performance guarantees and supplier obligations not to exceed $20 million in the aggregate at any time outstanding, in the case of each of such clause (i) and (ii) of the Corporation, in the ordinary course of business consistent with past practice;

     (i) Guarantees by the Corporation of Indebtedness of any Restricted Subsidiary or by any Restricted Subsidiary of Indebtedness of the Corporation; provided that such Indebtedness of such Restricted Subsidiary of the Corporation, as the case may be, is permitted by the terms of this First Supplemental Indenture;

     (j) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (b) and (c) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Corporation or a Restricted Subsidiary incurred in connection with such refinancing and (x) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced, (y) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (z) the primary obligor of such refinancing Indebtedness is the same Person as the primary obligor on the Indebtedness being refinanced unless the new primary obligor is the Corporation;

     (k) Permitted Melody Indebtedness; and

     (l) Indebtedness of the Corporation or any Restricted Subsidiary in addition to that described in clauses (a) through (k) of this Section 2.02, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $30 million outstanding at any one time.

     SECTION 2.03. LIMITATION ON RESTRICTED PAYMENTS. (a) The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend or make any other distribution or payment on or in respect of its Capital Stock or any payment to the direct or indirect holders (in their capacities as such) of its Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock and dividends or distributions payable to the Corporation or a Restricted Subsidiary (and, if such Restricted Subsidiary seeking to declare or pay such dividend or distribution is not a Wholly-Owned Restricted Subsidiary, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Corporation or its Wholly-Owned Restricted Subsidiaries of dividends or distributions of greater value than they would receive on a pro rata basis)); or

          (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Corporation (other than any such Capital Stock owned by any Wholly-Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock; or

          (iii) make any principal payment on, or purchase, repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Corporation); or

          (iv) make any Investment (other than any Permitted Investment) in any Person (other than in the Corporation, any Wholly-Owned Restricted Subsidiary or a Person that becomes a Wholly-Owned Restricted Subsidiary, or is merged with or into or consolidated with the Corporation or a Wholly-Owned Restricted Subsidiary (provided the Corporation or a Wholly-Owned Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

(any of the foregoing actions described in clauses (i) through (iv), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Corporation or such Restricted Subsidiary, as the case may be, in each case, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), unless (l) immediately after giving effect to such Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately after giving effect to such Restricted Payment on a pro forma basis, the Corporation could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 2.02 of this First Supplemental Indenture and
(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date, does not exceed $35 million plus the sum of:

               (A) 50% of the aggregate cumulative Consolidated Net Income of the Corporation during the period (treated as one accounting period) beginning on the first day of the fiscal quarter beginning after the Issue Date and ending on the last day of the Corporation's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received after the Issue Date by the Corporation from the issuance or sale (other than to any of the Restricted Subsidiaries) of Qualified Capital Stock of the Corporation or from the exercise of any options, warrants or rights to purchase such Qualified Capital Stock of the Corporation (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of paragraph (b) below and excluding the net cash proceeds from any issuance and sale of Qualified Capital Stock or from any such exercises, in each case, financed, directly or indirectly, using funds borrowed from the Corporation or any Restricted Subsidiary until and to the extent such borrowing is repaid);

               (C) the aggregate Net Cash Proceeds received after the Issue Date by the Corporation from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Corporation or its Subsidiaries into or for Qualified Capital Stock of the Corporation plus, without duplication, the aggregate of Net Cash Proceeds from their original issuance, less any principal and sinking fund payments made thereon;

               (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of disposition of such Investment and net of taxes; and

               (E) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the provisions of Section 2.10 of this First Supplemental Indenture, the Fair Market Value of the interest of the Corporation and the Restricted Subsidiaries in such Subsidiary, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation.

     b.  Notwithstanding the foregoing, and in the case of clauses (ii) through
(vi) below, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) being referred to as a "Permitted Payment"):

     (i) the payment of any dividend within 60 days after the date of declaration thereof, if (A) at such date of declaration such payment was permitted by the provisions of the Indenture and (B) such payment shall have been deemed to have been paid on such date of declaration and shall have been deemed a "Restricted Payment" for purposes of the calculation required by paragraph (a) of this Section 2.03;

     (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Corporation in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash to any Person (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Corporation: provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (B) of paragraph (a) of this Section 2.03;

     (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash to any Person (other than to any Restricted Subsidiary of the Corporation) of, any Qualified Capital Stock of the Corporation; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (B) of paragraph (a) of this Section 2.03;

     (iv) the repurchase, redemption, defeasance, retirement, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash to any Person (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness; provided that any new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so repurchased, redeemed, defeased, retired, acquired or paid (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such repurchase, redemption, defeasance, retirement, acquisition or payment pursuant to the terms of the Indebtedness being repurchased, redeemed, defeased, retired, acquired or paid or
            (II) the amount of premium or other payment actually paid at such time to repurchase, redeem, defease, retire, acquire or pay the Indebtedness, plus, in either case, the amount of expenses of the Corporation incurred in connection with such repurchase, redemption, defeasance, retirement, acquisition or payment; (2) has an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being repurchased, redeemed, defeased, retired, acquired or paid; (3) has a Stated Maturity no earlier than the Stated Maturity of the Subordinated Indebtedness being refinanced, redeemed, defeased, retired or acquired for value and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be repurchased, redeemed, defeased, retired, acquired or paid;

     (v) the purchase of stock or stock options from employees of the Corporation and its Subsidiaries which stock was purchased by the employee pursuant to an employee benefit plan approved by the Board of Directors (or any committee thereof), in an aggregate amount not to exceed $3.0 million in any fiscal year; and

     (vi) co-investments by Westmark Realty Advisors L.L.C. with funds and separate accounts that are subject to ERISA regulations, in an aggregate amount not to exceed $10 million in any twelve-month period.

     c. In computing the amount of Restricted Payments previously made for purposes of clause (3) of paragraph (a) of this Section 2.03, Restricted Payments under clauses (i) (as described in subclause (B) of such clause), (v) and (vi) of paragraph (b) of this Section 2.03 shall be included.

     SECTION 2.04. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any contract, agreement, arrangement or transaction with, or for the benefit of, any Affiliate of the Corporation or of a Restricted Subsidiary (an "Affiliate Transaction") or any series of related Affiliate Transactions (in either case, other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Corporation or such Restricted Subsidiary, as applicable, and no less favorable to the Corporation or such Restricted Subsidiary, as applicable, or to the Corporation and its Restricted Subsidiaries as a whole, than could have been obtained in an arm's-length transaction with a non-Affiliate and (ii) if involving consideration to either party in excess of $5 million, unless such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $25 million, unless in addition to the foregoing, the Corporation, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Corporation, or such Restricted Subsidiary, as applicable, from a financial point of view from an independent investment banking firm of national reputation (or, if nationally recognized investment banking firms do not customarily render opinions with respect to transactions of such type, by a nationally recognized expert with experience in evaluating the terms and conditions of transactions of such type).

     SECTION 2.05. LIMITATION ON LIENS. The Corporation will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist or affirm any Lien of any kind securing any (a) Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any of its property or assets (including any intercompany notes), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds, income or profits therefrom, or assign or convey any right to receive proceeds, income or profits therefrom, unless the Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under Section 2.12 of this First Supplemental Indenture or securing Acquired Indebtedness which, in each case, were created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of Section 2.02 of this First Supplemental Indenture or (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitution or replacement of any such Indebtedness incurred in connection with any Indebtedness described in clause (A) so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Corporation incurred in connection with such refinancing; provided, however, that in the case of clauses (A) and
(B) any such Lien only extends (x) to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Corporation or the Restricted Subsidiary or (y) in the case of assets constituting receivables, extend to additional receivables of a similar nature and not materially greater in value that the receivables securing such Indebtedness prior to the related acquisition by the Corporation or the Restricted Subsidiary, or (b) Senior Indebtedness which is incurred in violation of the terms of the Indenture.

     SECTION 2.06. LIMITATION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS. The Corporation will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Corporation unless such Indebtedness is also (i) pari passu with the Notes or subordinate or junior, in right of payment to the Notes and
(ii) does not have a Stated Maturity shorter than the final Stated Maturity of the Notes.

     SECTION 2.07. LIMITATION ON SALE OF ASSETS. The Corporation will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash or Cash Equivalents or Eligible Securities and
(ii) the Corporation or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale.

     If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness outstanding as required by the terms thereof, or the Corporation determines not to apply such Net Cash Proceeds to the permanent repayment of the Senior Indebtedness which is required to be prepaid, or if no such Senior Indebtedness is then outstanding, the Corporation or such Restricted Subsidiary may within 365 days of such Asset Sale, invest the Net Cash Proceeds in capital expenditures, properties and other assets that (as determined by the board of directors of the Corporation) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Corporation or its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

     To the extent (i) the Corporation or a Restricted Subsidiary, as the case may be, received more than 20% of the consideration from an Asset Sale in the form of Eligible Securities (the fair market value (on the date of such Asset
Sale) of such amount in excess of 20% of the consideration is referred to herein as the "Eligible Securities Proceeds") or (ii) all or part of the Net Cash Proceeds of any Asset Sale are not applied, or the Corporation determines not to so apply such Net Cash Proceeds, within 365 days of such Asset Sale as described in the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds" and together with the Eligible Securities Proceeds, the "Excess Proceeds"), the Corporation shall, within 20 days after such 365th day or at any earlier time after such Asset Sale, make an offer to purchase (the "Asset Sale Offer") all outstanding Notes and any Pari Passu Indebtedness the terms of which require such an offer to be made up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and such Pari Passu Indebtedness equal to such Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Asset Sale Offer may be deferred until there are aggregate Excess Proceeds, equal to or in excess of $20 million, at which time the entire amount of such Excess Proceeds and not just the amount in excess of $20 million, shall be applied as required pursuant to this paragraph. An Asset Sale Offer will be required to be kept open for a period of at least 20 business days.

     With respect to any Asset Sale Offer effected pursuant to this Section 2.07, among the Notes and such Pari Passu Indebtedness, to the extent the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to such Asset Sale Offer exceeds the Excess Proceeds to be applied to the repurchase thereof, such Notes and such Pari Passu Indebtedness shall be purchased pro rata based on the aggregate principal amount of such Notes and such Pari Passu Indebtedness tendered. To the extent the Excess Proceeds exceed the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to such Asset Sale Offer, the Corporation may retain and utilize any portion of the Excess Proceeds not applied to repurchase the Notes and such Pari Passu Indebtedness for any purpose consistent with the other terms of the Indenture and such excess amount of Excess Proceeds shall not be included in any future determination of Excess Proceeds.

     In the event that the Corporation makes an Asset Sale Offer, the Corporation shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed a Default.

     SECTION 2.08. LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Corporation will not (a) sell and will not cause or permit any Restricted Subsidiary of the Corporation to issue, sell or transfer any Preferred Stock of any Restricted Subsidiary (other than to the Corporation or to a Wholly-Owned Restricted Subsidiary) or otherwise (b) permit any Person (other than the Corporation or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary, in each case, except for (i) Preferred Stock issued or sold to, held by or transferred to the Corporation or a Wholly-Owned Restricted Subsidiary, and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary or (B) such Person merges with or into a Restricted Subsidiary, provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A) or (B).

     SECTION 2.09. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Corporation will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, to the Corporation or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Corporation or any other Restricted Subsidiary, (iii) make any Investment in the Corporation or any other Restricted Subsidiary or
(iv) transfer any of its properties or assets to the Corporation or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction existing under any agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Person that is not a Restricted Subsidiary of the Corporation on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Corporation, and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided, however, that such encumbrances and restrictions are not applicable to the Corporation or any other Restricted Subsidiary, or the properties or assets of the Corporation or any other Restricted Subsidiary; (c) customary provisions restricting the subletting or assignment of any lease or the assignment of any other contract to which the Corporation or any Restricted Subsidiary is a party, which lease or contract is entered into in the ordinary course of business consistent with past practice; (d) any encumbrance or restriction contained in contracts for (x) sales of assets or stock permitted by Section 2.07 of this First Supplemental Indenture or (y) the purchase of assets or stock which arises out of an earn-out or similar arrangement; provided that, in each case, such encumbrance or restriction relates only to assets being purchased or sold pursuant to the contract containing such encumbrances or restriction; (e) any encumbrance or restriction customarily contained in any security agreement or mortgage which security agreement or mortgage creates a Lien permitted under this Indenture; provided that such encumbrance or restriction relates only to assets subject to such Lien; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b),
(c) and (e), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are not more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

     SECTION 2.10. LIMITATIONS ON UNRESTRICTED SUBSIDIARIES. The Corporation may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

     (ii) the Corporation would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a)(iv) of
            Section 2.03 in an amount (the "Designation Amount") equal to the Fair Market Value of the Corporation's interest in such Subsidiary on such date; and

     (iii) the Corporation would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 2.02 of this First Supplemental Indenture at the time of such Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Corporation shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the provisions set forth in Section 2.03 of this First Supplemental Indenture for all purposes of the Indenture in the Designation Amount.

     The Corporation shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except any non-recourse guarantee given solely to support the pledge by the Corporation or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

     The Corporation may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

     (A) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

     (C) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section
         2.04 of this First Supplemental Indenture as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors delivered to the Trustee certifying compliance with the foregoing provisions.

     SECTION 2.11. PROVISION OF FINANCIAL STATEMENTS. So long as the Notes are outstanding, whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation will, to the extent permitted by Commission practice and applicable law and regulations, file with the Commission the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Corporation were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Dates") by which the Corporation would have been required so to file such documents if the Corporation were so subject. The Corporation will also in any event (x) within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the Commission, (i) transmit or cause to be transmitted by mail to all Holders of the Notes and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, if the Corporation were subject to either of such Sections and (y) if filing such documents by the Corporation with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Corporation's cost. In addition, for so long as any Notes remain outstanding, the Corporation will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such Holder. If any Subsidiaries' financial statements would be required to be included in the financial statements filed or delivered pursuant hereto if the Corporation were subject to
Section 13(a) or 15(d) of the Exchange Act, the Corporation shall include such Subsidiaries' financial statements in any filing or delivery pursuant hereto.

     SECTION 2.12. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Corporation shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Corporation shall not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Corporation and the Restricted Subsidiaries (determined on a consolidated basis for the Corporation and the Restricted Subsidiaries), to any Person or Persons, unless at the time and after giving effect thereto (i) either (A) (1) if the transaction or transactions is a merger or consolidation involving the Corporation, the Corporation shall be the Surviving Person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the Surviving Person of such merger or consolidation, or (B) (1) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and
(2) in the case of a transaction involving the Corporation, the Surviving Person, if other than the Corporation, shall expressly assume (unless such obligations are otherwise assumed by operation of law) by a Supplemental Indenture executed and delivered to the Trustee, all the obligations of the Corporation under the Notes and the Indenture, and in each case, the Indenture and the Notes shall remain in full force and effect; (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) the Corporation, or the Surviving Person, as the case may be, immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 2.02 of this First Supplemental Indenture, and at the time of the transaction if any of the property or assets of the Corporation or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 2.05 of this First Supplemental Indenture are complied with.

     Upon any consolidation or merger of the Corporation or any transfer of all or substantially all of the assets of the Corporation in accordance with the foregoing, in which the Corporation is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Indenture and the Notes with the same effect as if such successor corporation had been named as the Corporation therein; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Corporation, the Corporation shall be discharged from all obligations and covenants under the Indenture.

     For all purposes of the Indenture and the Notes (including the provision of this Section 2.12 and Sections 2.02, 2.03 and 2.05 of this First Supplemental Indenture), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with the provisions of Section 2.10 of this First Supplemental Indenture and all Indebtedness, and all Liens on property or assets, of the Corporation and the Restricted Subsidiaries in existence immediately prior to such transactions or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

     Notwithstanding anything to the contrary in this Section 2.12, a Restricted Subsidiary may merge with or into another Restricted Subsidiary.

     SECTION 2.13. PAYMENT OF TAXES AND OTHER CLAIMS. Except with respect to immaterial items, the Corporation shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Corporation or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a lien upon the property and assets of the Corporation or any of its Subsidiaries; provided, however, that neither the Corporation nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such disputed amounts the need for adequate reserves has been reviewed in accordance with GAAP.

     SECTION 2.14. MAINTENANCE OF PROPERTIES AND INSURANCE. The Corporation shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 2.14 shall prevent the Corporation or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the judgment of the Corporation, desirable in the conduct of the business of such entity.

     The Corporation shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Corporation is adequate and appropriate for the conduct of the business of the Corporation and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Corporation and adequate and appropriate for the conduct of the business of the Corporation and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Corporation and such Subsidiaries considered as a whole.

     SECTION 2.15. STAY, EXTENSION AND USURY LAWS. The Corporation covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the principal of (premium, if any) or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Corporation (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 2.16. LIMITATION ON STATUS AS INVESTMENT COMPANY. Neither the Corporation nor any of its Restricted Subsidiaries shall become an "investment company," as that term is defined in the Investment Company Act of 1940, as amended, or otherwise become subject to regulation thereunder.

                                 ARTICLE THREE

                               TERMS OF THE NOTES

     SECTION 3.01. TERMS OF THE NOTES. A Series of Securities in the aggregate principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000) to be issued under the Original Indenture, as supplemented by this First Supplemental Indenture, is hereby created, and such Series of Securities is hereby designated the "8-7/8% Senior Subordinated Notes Due 2006". The Notes shall mature on June 1, 2006 and shall bear interest at the rate of 8-7/8% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest on the Notes shall be payable semiannually on each June 1 and December 1, commencing December 1, 1998, to the Holders of record on the Record Date.

     The Notes shall be issued initially as a single Global Note, in registered form, registered in the name of The Depositary Trust Corporation, as Depository, or its nominee,, and otherwise substantially as in the form set forth in Exhibit A to this First Supplemental Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture. The Global Note shall be exchangeable for definitive Notes in registered form substantially the same as the Global Note in denominations of $1,000 or any integral multiple thereof upon the terms of and in accordance with the provisions of the Indenture.

     The Notes shall be payable (as to both principal and interest) when and as the same become due at the office of the Trustee located in New York City, New York, provided that, so long as the Notes are in the form of one or more Global Notes, payments of interest may be made by wire transfer in accordance with the Letter of Representations and provided further, that upon any exchange of the Global Notes for Notes in definitive form, the Corporation elects to exercise its option to have interest payable by check mailed to the registered owners at such owners' addresses as they appear on the Register, as kept by the Trustee on each relevant Record Date.

     The Record Dates for the Notes shall be May 15 and November 15 of each year.

     SECTION 3.02. REDEMPTION OF THE NOTES. (a) Optional Redemption. The Notes will be redeemable at the option of the Corporation, in whole or in part, at any time on or after June 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

     YEAR                                REDEMPTION PRICE
     ----                                ----------------
     2002..............................       104.438%
     2003..............................       102.958%
     2004..............................       101.479%
     2005 and thereafter...............       100.000%

     (b) Optional Redemption upon Public Equity Offering. On or prior to June 1, 2001, the Corporation may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108-7/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least $113,750,000 in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 30 days after the consummation of the Public Equity Offering.

     As used in the preceding paragraph, a "Public Equity Offering" means any underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Corporation made on a primary basis by the Corporation pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

     (c) Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption will be mailed by first class mail at least 30 but no more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Corporation has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable Redemption Price.

     SECTION 3.03 CHANGE OF CONTROL. Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation, within 20 Business Days following the Change of Control Date, shall make an irrevocable and unconditional offer to purchase (a "Change of Control Offer") all of the then outstanding Notes on a date (the "Change of Control Purchase Date") that is no later than 50 Business Days after the occurrence of such Change of Control at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Purchase Date. The Corporation shall purchase all Notes properly tendered into the Change of Control Offer and not withdrawn.

     In order to effect such Change of Control Offer, the Corporation, not later than the 20/th/ business day after the Change of Control Date, shall mail to each Holder of Notes notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer will be kept open for a period of at least 20 business days.

     On or before the Change of Control Purchase Date, the Corporation will deposit with the Trustee cash sufficient to pay the Change of Control Purchase Price (together with any accrued and unpaid interest) for all Notes to be tendered pursuant to the Change of Control Offer. On the Change of Control Purchase Date, the Trustee shall pay the Change of Control Purchase Price to all Holders tendering their Notes for purchase.


                                  ARTICLE FOUR

                     SUBORDINATION PROVISIONS APPLICABLE TO
                                   THE NOTES

     SECTION 4.01. NOTES SUBORDINATE TO SENIOR INDEBTEDNESS. The Corporation covenants and agrees, and each Holder of the Notes, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Four (subject to the provisions of Article Six of this First Supplemental Indenture), the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness whether outstanding on the Issue Date or incurred thereafter.

     SECTION 4.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Corporation or to its creditors, as such, or to a substantial part of its assets, or (2) any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Corporation, then and in any such event specified in (1), (2) or (3) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on the Notes or on account of any purchase or other acquisition of Notes by the Corporation or any Subsidiary of the Corporation (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Notes Payment"), and to that end, the holders of all Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be otherwise payable or deliverable in respect of the Notes in any such Proceeding.

     In the event that, notwithstanding the foregoing provisions of this Section 4.02, the Trustee or the Holder of any Note shall have received any Notes Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event, such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Corporation for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     For purposes of this Article Four only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Corporation provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article Four. The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 2.12 of this First Supplemental Indenture shall not be deemed a Proceeding for the purposes of this Section 4.02 if the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in such Section
2.12 of this First Supplemental Indenture.

     SECTION 4.03. PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF NOTES. In the event that any Notes are declared due and payable before their Stated Maturity, then and in such event, the holders of the Senior Indebtedness outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Notes are entitled to receive any Notes Payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Notes).

     In the event that, notwithstanding the foregoing, the Corporation shall make any Notes Payment to the Trustee or any Holder of Notes prohibited by the foregoing provisions of this Article Four, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee pursuant to Section 4.10 or, as the case may be, such Holder, then and in such event, such Notes Payment shall be paid over and delivered forthwith to the Corporation.

     The provisions of this Section 4.03 shall not apply to any Notes Payment with respect to which Section 4.02 would be applicable.

     SECTION 4.04. NO PAYMENT IN CERTAIN CIRCUMSTANCES. (a) During the continuance of any default in the payment of any Senior Indebtedness beyond any applicable grace period pursuant to which the maturity thereof may immediately be accelerated, no payment or distribution of any assets of the Corporation of any kind or character (other than capital stock of the Corporation or other securities of the Corporation that are subordinated to Senior Indebtedness to at least the same extent as the Notes) shall be made on account of the Subordinated Obligations, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full.

     (b) During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and (x) after the receipt by the Trustee from the representatives of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (y) if the Non-payment Default results from the acceleration of the Notes, from the date of such acceleration, no payment or distribution of any assets of the Corporation of any kind or character (other than capital stock of the Corporation or other securities of the Corporation that are subordinated to Senior Indebtedness to at least the same extent as the Notes) shall be made by the Corporation on account of the Subordinated Obligations, or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period will commence upon (x) the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness or (y) if the Non-payment Default results from the acceleration of the Notes, upon such acceleration, and will end on the earliest to occur of the following events: (i) 179 days shall have elapsed (A) since the receipt of such notice of Non-payment Default or (B) if the Non-payment Default results from the acceleration of the Notes, since such acceleration (in each case, provided that such Designated Senior Indebtedness shall not theretofore have been accelerated and the Corporation has not defaulted with respect to the payment of such Designated Senior Indebtedness),
(ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Corporation or the Trustee from the representatives of Designated Senior Indebtedness initiating such Payment Blockage Period. After the end of any Payment Blockage Period, the Corporation shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date such Payment Blockage Period was commenced and (y) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect. A Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any

Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

     In the event that, notwithstanding the foregoing, the Corporation shall make any Notes Payment to the Trustee or any Holder of Notes prohibited by the foregoing provisions of this Section 4.04, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event, such Notes Payment shall be paid over and delivered forthwith to the Corporation.

     The Trustee shall give prompt written notice to the Corporation of any notice from a holder of Senior Indebtedness received by the Trustee pursuant to
Section 4.10 which would prohibit the making of any payment to or by the Trustee with respect to any Notes.

     The provisions of this Section 4.04 shall not apply to any Notes Payment with respect to which Section 4.02 would be applicable.

     SECTION 4.05. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article Four or elsewhere in the Indenture or in any of the Notes shall prevent
(1) the Corporation, at any time except during the pendency of any Proceeding referred to in Section 4.02 or under the conditions described in Sections 4.03 or 4.04, from making Notes Payments, or (2) the application by the Trustee of any money deposited with it hereunder to Notes Payments or the retention of such
Notes Payment by   Holders of Notes, if, at the time of such application by the
Trustee, it did not have knowledge that such Notes Payment would have been prohibited by the provisions of this Article Four.

     SECTION 4.06. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Four (equally and ratably with the holders of all Indebtedness of the Corporation which by its express terms is subordinated to Indebtedness of the Corporation to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Notes or the Trustee would be entitled except for the provisions of this Article Four, and no payments over pursuant to the provisions of this Article Four to the holders of Senior Indebtedness by Holders of Notes or the Trustee, shall, as among the Corporation, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Corporation to or on account of the Senior Indebtedness.

     SECTION 4.07. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article Four are and are intended solely for the purpose of
defining the relative rights of the   Holders of the Notes on the one hand and
the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Four or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall (1) impair, as among the Corporation, its creditors other than holders of Senior Indebtedness and the Holders of Notes, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holders of Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with the terms hereof; or (2) affect the relative rights against the Corporation of the Holders of

Notes and creditors of the Corporation other than the holders of Senior Indebtedness; or (3) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Four of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     SECTION 4.08. TRUSTEE TO EFFECTUATE SUBORDINATION AND PAYMENT PROVISIONS. Each Holder of a Note by acceptance thereof authorizes and directs the Trustee to take such action as may be necessary or appropriate to effectuate the subordination and payment provisions provided in this Article Four and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

     SECTION 4.09. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Holders of Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

     SECTION 4.10. NOTICE TO TRUSTEE. The Corporation shall give prompt written notice to the Trustee of any fact known to the Corporation which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Four or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Original Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.10 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on, or amounts payable upon redemption or repurchase of, any
Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

     Subject to the provisions of Section 7.01 of the Original Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Four, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 4.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Corporation referred to in this Article Four, the Trustee, subject to the provisions of Section 7.01 of the Original Indenture, and the Holders of Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

     SECTION 4.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Four or otherwise.

     SECTION 4.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Four with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

     SECTION 4.14. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term "Trustee" as used in this Article Four shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Four in addition to or in place of the Trustee.


                                  ARTICLE FIVE

                    ADDITIONAL EVENTS OF DEFAULT APPLICABLE
                                  TO THE NOTES

     SECTION 5.01. EVENTS OF DEFAULT APPLICABLE TO THE NOTES. The term "Event of Default" whenever used herein with respect to the Notes shall mean any of the events set forth in Section 6.01 of the Original Indenture (other than subsection (d) of said Section 6.01) and any of the following events:

     (a) the Corporation fails to comply with any of its obligations set forth in Sections 2.07 , 2.12 and 3.03 of this First Supplemental Indenture; or

     (b) the Corporation fails to perform or observe any other term, covenant or agreement contained in the Notes, or the Indenture (other than a default specified in subsection (a), (b) or (c) of

          Section 6.01 of the Original Indenture or the foregoing subsection (a) of this Section 5.01) for a period of 30 days after written notice to comply shall have been given (a) to the Corporation by the Trustee or
          (b) to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

     (c) a default or defaults under one or more agreements, indentures or instruments under which the Corporation or any Restricted Subsidiary then has Indebtedness outstanding in excess of $10 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults result in the acceleration of the maturity of such Indebtedness; or

     (d) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $10 million (in excess of the coverage under applicable insurance policies (after giving effect to any deductibles) under which a financially sound and reputable insurer has not disputed coverage), individually or in the aggregate, shall have been rendered against the Corporation or any Restricted Subsidiary or any of their respective properties and shall not have been discharged, and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect; or

     (e) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of a Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Material Subsidiary or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, if such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or

     (f) the commencement by a Material Subsidiary of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Material Subsidiary's consent to the entry of an order for relief in any involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Material Subsidiary or for any substantial part of its property, or the making by such Material Subsidiary of any general assignment for the benefit of creditors, or its failure generally to pay its debts as they become due or the taking by such Material Subsidiary of any corporate action in furtherance of any of the foregoing.

     (g) any holder of at least $10 million in aggregate principal amount of Indebtedness of the Corporation, or any Restricted Subsidiary shall
          (a) commence judicial proceedings to foreclose upon assets of the Corporation or any Restricted Subsidiary having a Fair Market Value, individually or in the aggregate, in excess of $10 million or (b) have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

          If an Event of Default (other than as specified in clause (g) with respect to the Corporation) shall occur and be continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the

          Trustee and the Corporation (an "Acceleration Notice"), may declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes due and payable immediately, upon which declaration all such amounts payable in respect of the Notes (x) will become and be immediately due and payable or (y) if there are any amounts outstanding under the Revolving Credit Facility, will become and be immediately due and payable upon the first to occur of an acceleration under the Revolving Credit Facility, or three (3) business days after receipt by the Corporation and the agent under the Revolving Credit Facility of such Acceleration Notice, unless such Event of Default has been cured or waived prior to such date. If an Event of Default specified in clause (g) above with respect to the Corporation occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes will become and be immediately due and payable without any declaration or further action on the part of the Trustee or any Holder of Notes.

          After a declaration of acceleration, but before judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written Notice to the Corporation and the Trustee, may rescind such declaration if (a) the Corporation has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and (b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.


                                  ARTICLE SIX

                        DEFEASANCE PROVISIONS APPLICABLE
                           TO THE NOTES AND DISCHARGE

     SECTION 6.01. DEFEASANCE PROVISIONS OF ORIGINAL INDENTURE NOT APPLICABLE TO THE NOTES. The provisions of Sections 11.01, 11.02 and 11.03 of the Original Indenture shall not apply to the Notes.

     SECTION 6.02. LEGAL DEFEASANCE OF THE NOTES. Upon deposit with the Trustee, in trust, at or before maturity, of money or securities of the kind and in the necessary amount (as provided in Section 11.04 of the Original Indenture and confirmed by a nationally recognized firm of independent public accountants) to pay or redeem Outstanding Notes (whether upon or prior to their Stated Maturity or any Redemption Date applicable thereto (provided that if the Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three of the Original Indenture or provisions satisfactory to the Trustee shall have been made for the giving of such notice), and compliance by the Corporation with the provisions of Section
6.04 of this First Supplemental Indenture, the obligation of the Corporation duly and punctually to pay or cause to be paid the principal of and any interest and premium in respect of the Notes and all liability of the Corporation in respect of such payment shall cease, terminate and be completely discharged; provided that such discharge shall not apply to (a) the rights of the Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, only out of the money or securities deposited with the Trustee as aforesaid for their payment, (b) the Corporation's obligation to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (c) the rights, powers, trusts, duties and immunities of the Trustee or (d) the requirement for the Corporation to comply with the provisions of this Article Six.

     SECTION 6.03.  COVENANT DEFEASANCE OF THE NOTES.   Upon (a) the deposit
with the Trustee, in trust, prior to maturity of money or securities of the kind and in the necessary amount (as provided in Section 11.04 of the Original Indenture and confirmed by a nationally recognized firm of independent public accountants) to pay or redeem Outstanding Notes (whether upon or prior to their Stated Maturity or any applicable Redemption Date therefor, provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three of the Original Indenture or provision satisfactory to the Trustee shall have been made for the giving of such notice) and (b)compliance by the Corporation with the provisions of Section 6.04 of this First Supplemental Indenture, all of the obligations covenants and agreements of the Corporation with respect to the Notes set forth in Section 4.02, 4.04 and 4.05 of the Original Indenture and in Article Two of this First Supplemental Indenture shall cease, terminate and be completely discharged.

     SECTION 6.04. ADDITIONAL CONDITIONS TO LEGAL OR COVENANT DEFEASANCE OF THE NOTES. In addition to the requirements for legal or covenant defeasance set forth in Sections 6.02 and 6.03 of this First Supplemental Indenture, the following conditions precedent shall also apply: (a) the Corporation shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance under Section 6.02 of this First Supplemental Indenture, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (b) no Default shall have occurred and be continuing on the date of such deposit with respect to any of the events set forth in subsections (e) or (f) of Section 6.01 of the Original Indenture or subsections (e) or (f) of Section 5.01 of this First Supplemental Indenture at any time during the period ending on the 91st day after the date of deposit; (c) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Corporation; (d) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Corporation is a party or by which it is bound; (e) such legal defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (f) the Corporation shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (g) the Corporation shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Corporation with the intent of preferring the Holders of the Notes over the other creditors of the Corporation with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others; (h) no event or condition shall exist that would prevent the Corporation from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at time ending on the 91st day after the date of such deposit; and
(x) the Corporation shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

     SECTION 6.05. SATISFACTION AND DISCHARGE OF FIRST SUPPLEMENTAL INDENTURE. The First Supplemental Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes expressly provided for in the Indenture), and the Trustee, on demand of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this First Supplemental Indenture, when

     (1)  either:

          (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture, and (ii) Notes money for whose payment has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in the Indenture) have been delivered to the Trustee canceled or for cancellation; or

          (B) all such Notes not theretofore delivered to the Trustee canceled or for cancellation

               (i)    have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year and provision satisfactory to the Trustee for the giving of notice of redemption shall have been made,

          and the Corporation, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

     (3) the Corporation has delivered to the Trustee such certificates and opinions, if any, as the Trustee shall reasonably require to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of the Corporation's obligations under this First Supplemental Indenture have been complied with.

     SECTION 6.06.  APPLICATION OF TRUST MONEY.   All money deposited with the
Trustee pursuant to Section 6.05 of this First Supplemental Indenture shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent), as the Trustee may determine, to the Holders of the Notes for whose payment or redemption such money has been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest.


                                 ARTICLE SEVEN

                           MODIFICATION AND AMENDMENT

     SECTION 7.01. ADDITIONAL PURPOSES FOR WHICH SUPPLEMENTAL INDENTURES MAY BE ENTERED INTO WITHOUT CONSENT OF HOLDERS OF NOTES. Without the consent of the Holders of any Notes, the Corporation and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for the purposes set forth in Section 10.01 of the Original Indenture and for the purpose of securing the Notes or adding a guarantor under the Indenture, provided, however, that in the case of clause (g) of the Original Indenture, such provisions shall not adversely affect the Holders of the Notes.

     SECTION 7.02. MODIFICATION OF INDENTURE WITH CONSENT OF HOLDERS OF EACH OUTSTANDING NOTE AFFECTED THEREBY. In addition to clauses (a) through (d) inclusive of Section 10.02 of the Original Indenture, no amendment or modification of the Indenture or the Notes shall, without the consent of the Holder of each outstanding Note affected thereby:

     (a) alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes;

     (b) change the place of payment of principal of (or premium on) or interest on any such Note;

     (c) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto);

     (d) waive a default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

     (e) modify the ranking or priority of any Note; or

     (f) following the occurrence of a Change of Control or Asset Sale, modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Corporation to make and consummate a Change of Control Offer in respect of such Change of Control or Asset Sale Offer in respect of an Asset Sale or modify any of the provisions or definitions with respect thereto in a manner materially adverse to the Holders of each outstanding Note affected thereby.


                                 ARTICLE EIGHT

                            MISCELLANEOUS PROVISIONS

     SECTION 8.01. PROVISIONS OF THE ORIGINAL INDENTURE. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall be deemed to be incorporated in and made a part of this First Supplemental Indenture; and the Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of the Notes authenticated and delivered under the Indenture shall be bound hereby; provided, however, that to the extent terms or provisions of this First Supplemental Indenture conflict with or are inconsistent with terms or provisions in the Original Indenture, the terms and provisions of this First Supplemental Indenture shall govern.

     SECTION 8.02. LIMITATION OF SUITS BY HOLDERS OF NOTES. No Holder of any Notes shall have any right by virtue of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default as provided in the Indenture, and unless also the Holders of not less that 25% in principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby (including the reasonable fees of counsel for the Trustee), and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to this
Section 8.02; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section 8.02, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 8.03. SEPARABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

     SECTION 8.04. EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, CB RICHARD ELLIS SERVICES, INC. has caused this First Supplemental Indenture to be signed by its Chairman of the Board or one of its Vice Presidents and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION has caused this Indenture to be signed by one of its Vice Presidents and one of its Assistant Secretaries.


                               CB RICHARD ELLIS SERVICES, INC.


                               By _____________________________________________


                               STATE STREET BANK AND TRUST COMPANY OF
                               CALIFORNIA, NATIONAL ASSOCIATION, as Trustee


                               By _____________________________________________

                               By _____________________________________________

                                   EXHIBIT A

 $______________                                                    R-__________
                                                            CUSIP No. __________


                        CB RICHARD ELLIS SERVICES, INC.
                     8 7/8% SENIOR SUBORDINATED NOTE DUE 2006

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO CB RICHARD ELLIS SERVICES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY NOMINEE OF DTC TO A SUCCESSOR DEPOSITARY OR ANY NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]*

     CB RICHARD ELLIS SERVICES, INC. (herein referred to as "CB Richard Ellis"), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of $____________ on June 1, 2006, in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from _________**, 1998 OR FROM THE MOST RECENT INTEREST PAYMENT DATE (HEREINAFTER DEFINED) TO WHICH INTEREST HAS BEEN PAID OR DULY PROVIDED FOR UNTIL PAYMENT OF SUCH PRINCIPAL SUM, AT THE RATE OF 8 7/8% PER ANNUM, PAYABLE ON EACH JUNE 1 AND DECEMBER 1, COMMENCING DECEMBER 1, 1998 (THE "INTEREST PAYMENT DATES").

     THE PRINCIPAL HEREOF IS PAYABLE UPON PRESENTATION AND SURRENDER OF THIS NOTE AT THE OFFICE OF STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE (HEREIN CALLED THE "TRUSTEE") IN NEW YORK CITY, NEW YORK. INTEREST ON THIS NOTE MAY BE PAYABLE BY CHECK OR DRAFT MAILED TO THE PERSON IN WHOSE NAME THIS NOTE IS REGISTERED AT THE CLOSE OF BUSINESS OF THE RECORD DATE FOR SUCH INTEREST PAYMENT AT SUCH PERSON'S ADDRESS AS IT APPEARS ON THE REGISTRATION BOOKS OF THE TRUSTEE. THE RECORD DATES FOR THE NOTES ARE MAY 15 AND NOVEMBER 15, RESPECTIVELY.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

______________________

*    To be included only if this Note is issued as a Global Note.

**   Insert Date of Issuance

     THIS NOTE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE INDENTURE (HEREINAFTER DEFINED), OR BECOME VALID OR OBLIGATORY FOR ANY PURPOSE, UNTIL THE CERTIFICATE OF AUTHENTICATION HEREON ENDORSED SHALL HAVE BEEN EXECUTED BY MANUAL SIGNATURE BY THE TRUSTEE.

     IN WITNESS WHEREOF, CB RICHARD ELLIS SERVICES, INC. HAS CAUSED THIS NOTE TO BE SIGNED BY ONE OF ITS SENIOR EXECUTIVE VICE PRESIDENTS MANUALLY OR IN FACSIMILE AND ITS CORPORATE SEAL TO BE IMPRINTED HEREON AND ATTESTED BY THE MANUAL OR FACSIMILE SIGNATURE OF ITS SECRETARY OR AN ASSISTANT SECRETARY.

                         CB RICHARD ELLIS SERVICES, INC.



                         BY: ____________________________________



     ATTEST:  _______________________
              ASSISTANT SECRETARY

DATED: MAY 26, 1998

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES, OF THE
SERIES DESIGNATED HEREIN, DESCRIBED IN
THE WITHIN-MENTIONED INDENTURE.

STATE STREET BANK AND TRUST COMPANY OF
CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE


BY: ___________________________
     AUTHORIZED OFFICER

                               (REVERSE OF NOTE)
                        CB RICHARD ELLIS SERVICES, INC.
                     8 7/8% SENIOR SUBORDINATED NOTE DUE 2006


This Note is one of a duly authorized issue of securities of CB Richard Ellis, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of May 26, 1998, as amended by the First Supplemental Indenture dated as of May 26, 1998, (such Indenture as so amended being herein referred to as the "Indenture"), each being between CB Richard Ellis and the Trustee. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Indenture. This Note is one of a series of Notes designated as its "8 7/8% Senior Subordinated Notes Due 2006" aggregating $175,000,000 in principal amount (herein called the "Notes").

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, obligations, duties and immunities thereunder of CB Richard Ellis, the Trustee and the Holders of the Notes, to all of the provisions of which Indenture the registered owner of this Note, by acceptance hereof, assents and agrees. The Indenture contains provisions permitting CB Richard Ellis and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities (which term is defined in the Indenture as any security or securities of CB Richard Ellis, authenticated and delivered under the Indenture) at the time Outstanding and affected by such supplemental indenture (voting as one class), to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security (including the Notes) affected thereby: (1) change the fixed maturity or redemption date of any Note, or reduce the rate of interest on any Note or the method of determining such rate of interest or extend the time of payment of interest, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or change the coin or currency in which the Notes or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date), (2) reduce the aforesaid percentage of Holders of the Outstanding Securities whose consent is required for the execution of such supplemental indenture, or the consent of the Holders of which is required for any waiver provided for in the Indenture, (3) change the time of payment or reduce the amount of any minimum sinking account or fund payment or (4) modify any provisions of the Indenture relating to the amendment thereof or the creation of a supplemental indenture (except to increase the rights of the Holders). It is also provided in the Indenture that the Holders of a majority in principal amount of the Notes may waive any past Event of Default with respect to the Notes and its consequences, except a continuing default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of each Note so affected.
In addition, the First Supplemental Indenture provides that no modification or amendment of the Indenture or the Notes may be made without the consent of the Holder of each Outstanding Note affected thereby to (a) alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes, (b) change the place of payment of principal of (or premium on) or interest on any such Note;, (c) modify any provision of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto), (d) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption payment with respect to, the Notes (except a rescission or acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of a payment default that resulted from such acceleration), (e) modify the ranking or priority of any Note or (f) following the occurrence of a Change of Control or Asset Sale, modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Corporation to make and consummate a Change of Control Offer in respect of such Change of

Control or Asset Sale Offer in respect of an Asset Sale or modify any of the provisions or definitions with respect thereto in a manner materially adverse to the Holders of each outstanding Note affected thereby.

The Notes will be redeemable, at the option of CB Richard Ellis, in whole or in part, at any time on or after June 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth herein, together with accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on June 1 of the years below:

                         Year             Percentage Price
                         ----             ----------------
                2002..................            104.438%
                2003..................            102.958%
                2004..................            101.479%
                2005 and thereafter...            100.000%


On or prior to June 1, 2001, CB Richard Ellis may redeem, at any time or from time to time, up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 108 7/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings, provided, however, that at least $113,750,000 in aggregate principal amount of Notes remains outstanding immediately after giving effect to each such redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to each registered owner of Notes to be redeemed at its registered address. Notes which are called for redemption (unless CB Richard Ellis shall default in the payment thereof) shall cease to be entitled to the benefits of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate in right of payment to the prior payment in full of the Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. The Corporation agrees, and each Holder of a Note by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all Notes and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then Outstanding.

The Notes are issuable in registered form in denominations of $1,000 and any integral multiple thereof. Notes may be exchanged for a like aggregate amount of Notes of other authorized denominations as provided in the Indenture. This
Note is transferable at the office of the Trustee in New York, New York by the registered owner hereof in person, or by such registered owner's attorney duly authorized in writing, on the books of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

CB Richard Ellis, the Trustee and any agent of CB Richard Ellis or the Trustee may treat the registered owner hereof as the absolute owner of this Note for the purpose of receiving payment as herein provided and for all other purposes, and none of CB Richard Ellis, the Trustee or any such agent shall be affected by notice to the contrary.

THIS NOTE, THE INDENTURE AND THE OBLIGATIONS OF CB RICHARD ELLIS IN RESPECT HEREOF AND THEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future of CB Richard Ellis or of any successor thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM   --as tenants in common
           TEN ENT   --as tenants by the entireties
           JT TEN    --as joint tenants with right of survivorship and not as
                       tenants in common

           UNIF GIFT MIN ACT--_______ Custodian _______
                                      (Cust)          (Minor)
                                                under Uniform Gifts to Minors
                                      Act __________________
                                                          (State)

Additional abbreviations may also be used though not in the above list.

                                ________________

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________


_________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

_________________________________________________________________

_________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________
attorney to transfer said Note on the books of CB Richard Ellis, with full power of substitution in the premises.

Dated: _______________

                              __________________


     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.